Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 13, 2011, relating to the financial statements of SaaSMAX, Inc and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Hamilton, PC

Denver, Colorado

May 19, 2011